UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of December 9, 2020, the Board of Directors (the “Board”) of Spero Therapeutics, Inc. (the “Company”) appointed Satyavrat Shukla, CFA, as the Company’s Chief Financial Officer, effective as of January 4, 2021, making him the Company’s principal financial officer and principal accounting officer. Stephen DiPalma, who previously served in those roles in an interim capacity, will resign effective as of January 4, 2021. Mr. DiPalma will continue to consult with the Company as needed during the transition.

Mr. Shukla, age 48, brings over 20 years of strategic and financial leadership experience to the Company. He was most recently Chief Financial Officer at Ziopharm Oncology, Inc. from July 2019 to December 2020, where he directed all of Ziopharm’s financial aspects, including financial planning, analysis and reporting, treasury and tax functions, capital strategy and investor relations. Prior to Ziopharm, Mr. Shukla was Vice President and Global Head of Corporate Finance for Vertex Pharmaceuticals, Inc. from July 2012 to July 2019, where he managed financial planning, analysis and budgeting, and led the annual long-range planning process encompassing Vertex’s entire portfolio and operations across more than 30 countries. Previously, Mr. Shukla was a Principal at Cornerstone Research, where he led teams providing consulting services for life science clients ranging from start-ups to multi-billion-dollar corporations. Prior to Cornerstone, he worked for finance consulting firms LECG Corporation and Putnam, Hayes & Bartlett, Inc. Mr. Shukla earned a B.A. in Economics from Harvard University and an M.B.A. in Finance and Strategy from Yale University. He also holds the Chartered Financial Analyst designation.

In connection with Mr. Shukla’s appointment as Chief Financial Officer, he entered into an executive employment agreement (the “Agreement”) with the Company, effective as of December 9, 2020, setting forth his compensation and certain other terms. Pursuant to the Agreement, Mr. Shukla is entitled to receive an annual base salary of $425,000 and an annual cash bonus of up to 40% of his then-current base salary (the “Annual Performance Bonus”). The Annual Performance Bonus, if any, will be determined by the Company’s Board and will be based upon the achievement of corporate and individual performance objectives. Pursuant to the Agreement, on January 4, 2021, Mr. Shukla will be granted a non-qualified stock option to purchase 75,000 shares of Company’s common stock, par value $0.001 per share, under the Spero Therapeutics, Inc. 2019 Inducement Equity Incentive Plan, as amended (the “2019 Inducement Plan”). The stock option will be granted as an inducement material to Mr. Shukla becoming an employee of the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The option will have an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Select Market on January 4, 2021. The option will vest over a four-year period, with 25% of the shares vesting after 12 months and the remaining shares vesting monthly over the following 36-months, subject to Mr. Shukla’s continued employment with the Company on such vesting dates. The option is subject to the terms and conditions of the 2019 Inducement Plan and the terms and conditions of a stock option agreement covering the grant.

The Agreement also provides for the following severance payments upon termination by the Company without Cause (as defined in the Agreement) or by Mr. Shukla for Good Reason (as defined in the Agreement): (i) payment of his then-current base salary for a period of nine months following termination; (ii) a pro-rated target bonus for the period during which `Mr. Shukla was employed in the year of termination; and (iii) continued coverage under the Company’s group health insurance plan until the earlier of 12 months from termination or the date Mr. Shukla becomes eligible for medical benefits with another employer. Further, the Agreement provides that upon termination by the Company without Cause or by Mr. Shukla for Good Reason within 90 days prior to the earlier to occur of a Change of Control (as defined in the Agreement) or the execution of a definitive agreement the consummation of which would result in a Change of Control or one year following a Change of Control (a “Change of Control Termination”), Mr. Shukla will be entitled to receive: (i) a lump sum payment equal to 12 months of his then-current base salary plus a pro-rated target bonus for the period during which Mr. Shukla was employed in the year of termination; (ii) acceleration of (A) all unvested equity awards as of the date of termination if Mr. Shukla’s employment commenced at least 24 months prior to a Change of Control (B) 50% of all unvested equity awards as of the date of termination if Mr. Shukla’s employment commenced fewer than 24 months but at least 12 months prior to a Change of Control or (C) 25% of all unvested equity awards as of the date of termination if Mr. Shukla’s employment commenced fewer than 12 months prior to a Change of Control; and (iii) continued coverage under the Company’s group health insurance plan until the earlier of 12 months from termination or the date Mr. Shukla becomes eligible for medical benefits with another employer. Payment in each case is subject to Mr. Shukla’s execution of a release satisfactory to the Company following such termination. In addition, if Mr. Shukla’s employment terminates as a result of disability or death, he shall be entitled to receive a pro-rated target bonus for the period during which Mr. Shukla was employed in the year of termination.

The foregoing is only a summary of the Agreement and is qualified in its entirety by reference to the Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2020.

Item 8.01	Other Events.

On December 17, 2020, the Company issued a press release announcing the appointment of Mr. Shukla as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated December 17, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2020	SPERO THERAPEUTICS, INC.

	By:	/s/ Stephen DiPalma
Stephen DiPalma
Interim Chief Financial Officer and Treasurer